Miami International Holdings Reports Fourth Quarter and Full Year 2025 Financial Results • Q4 Net revenue of $124.5 million (+52% YoY), GAAP diluted EPS of $0.27 • Q4 Adjusted EBITDA of $62.2 million (+112% YoY), Adjusted diluted EPS of $0.52 • FY 2025 Net revenue of $430.5 million (+56% YoY), GAAP diluted EPS of ($1.00) • FY 2025 Adjusted EBITDA of $199.1 million (+143% YoY), Adjusted diluted EPS of $1.82 • Establishes 2026 adjusted operating expense guidance PRINCETON, N.J. and MIAMI – February 25, 2026 – Miami International Holdings, Inc. (MIAX) (NYSE: MIAX), a technology-driven leader in building and operating regulated financial markets across multiple asset classes, today announced results for the fourth quarter and full year 2025. “We ended a milestone year with another exceptional quarter of progress,” said Thomas P. Gallagher, Chairman and Chief Executive Officer of MIAX. “Beyond our strong financial results and record volumes, 2025 was marked by a number of transformative strategic achievements including our successful IPO and secondary offering, the announcement of our strategic sale of 90% of MIAXdx, the launch of the MIAX Sapphire options trading floor in Miami, the launch of the MIAX Futures Onyx trading platform, and the completion of our acquisition of TISE.” “We have built a strong foundation for capturing emerging secular growth opportunities. Looking ahead, we’ll leverage our technology advantage, broad range of regulatory licenses across multiple jurisdictions, diverse and expanding product range, and most importantly, our deep relationships with our customers to drive continued growth.” Fourth Quarter 2025 Highlights All figures are compared to the fourth quarter of 2024 unless otherwise stated. • Net revenue, defined as revenues less cost of revenues, grew 52% to $124.5 million, compared to $81.7 million in the prior-year period. The increase was primarily driven by strong options business performance, including increased industry volumes and the full-year impact of the MIAX Sapphire® electronic options exchange. • Total operating expenses were $81.8 million, compared to $74.5 million in the prior-year period. The increase was primarily due to planned investments in headcount and technology to support our growth initiatives; increased depreciation and amortization expenses related to the launch of the MIAX Sapphire electronic and floor exchange; and the launch of the MIAX Futures Onyx trading platform. • Operating income of $42.7 million, compared to $7.2 million in the prior-year period. • GAAP net income of $29.9 million, compared to $2.9 million in the prior-year period. • Adjusted earnings increased nearly three times to $57.1 million, compared to $19.6 million in the prior- year period. • Adjusted EBITDA more than doubled to $62.2 million, compared to $29.3 million in the prior-year period, driven primarily by strong growth in net revenues. • Adjusted EBITDA margin expanded to 50% from 36% in the prior-year period. Business Updates • Closed secondary public offering of 7.8 million shares of common stock at $41.00 per share in the fourth quarter of 2025. The offering consisted entirely of secondary shares. FOR IMMEDIATE RELEASE February 25, 2026 1

- MIAX options exchanges reached a record average daily volume of 11.1 million contracts in the fourth quarter of 2025, a 46.5% increase year-over-year.
- MIAX options exchanges reached a market share record of 18.2% in the fourth quarter of 2025, a 14.5% increase year-over-year.
- Completed the sale of 90% of the issued and outstanding equity in MIAXdx in January 2026 to a joint venture established by Robinhood Markets, Inc. in partnership with Susquehanna International Group. MIAX retained 10% of the issued and outstanding equity of MIAXdx, now known as Rothera Exchange and Clearing LLC.
- Listed new Monday and Wednesday short term option expirations for qualifying stocks in the Short term Options Series Program.

Summary of Selected Unaudited Condensed Consolidated Financial Results
($000, except per share amounts and percentages)

Consolidated Fourth Quarter Results	**4Q25** December 31, 2025	**4Q24** December 31, 2024	**Change**
Total revenues less cost of revenues	$ 124,501	$ 81,705	52%
Operating income	$ 42,689	$ 7,158	496%
Net income attributable to MIH stockholders	$ 29,944	$ 2,891	936%
Diluted EPS	$ 0.27	$ 0.04	
Adjusted earnings*	$ 57,066	$ 19,565	192%
Adjusted diluted EPS*	$ 0.52	$ 0.26	
EBITDA	$ 35,041	$ 12,623	178%
Adjusted EBITDA*	$ 62,163	$ 29,338	112%
Adjusted EBITDA margin %*	50%	36%	39%

** Reconciliation of non-GAAP results is included in the tables below. See "Non-GAAP Financial Information" below.*

Segment Results
($000)

Total Revenues Less Cost of Revenues (Net Revenue) by Business Segment	**4Q25** December 31, 2025	**4Q24** December 31, 2024	**Change**
Options	$ 106,903	$ 73,147	46%
Equities	6,376	1,846	245%
Futures	4,805	5,565	(14)%
International	6,039	851	610%
Corporate/Other	378	296	28%
Total	**$ 124,501**	**$ 81,705**	52%

Options

- Net revenue grew 46% to $106.9 million, compared to $73.1 million in the prior-year period. The growth was primarily driven by higher net transaction fees that benefitted from increased industry volume, higher market share, and higher revenue per contract (RPC). Higher non-transaction fees were primarily driven by the full-year impact of the launch of the MIAX Sapphire electronic options exchange.
- Operating income increased 80% to $73.0 million, compared to $40.6 million in the prior-year period. The growth was primarily due to higher net revenues.
- Adjusted EBITDA grew 66% to $82.5 million, compared to $49.7 million in the prior-year period.

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Equities • Net revenue grew 245% to $6.4 million, compared to $1.8 million in the prior-year period. The increase was primarily due to higher net transaction fees from improved pricing. Equities capture was net neutral for the quarter as compared to historically inverted. • Approached operating breakeven in the fourth quarter, compared to an operating loss of $6.3 million in the prior-year period. • Adjusted EBITDA of $1.6 million, compared to ($3.8) million in the prior-year period. Futures • Net revenue was $4.8 million, compared to $5.6 million in the prior-year period. The decline was primarily due to lower listings fees, and decreased transaction fees due to lower volumes caused by timing of participant migrations to MIAX Futures Onyx and lower commodity market volatility, partially offset by the elimination of expenses related to CME Globex. • Operating loss was $14.2 million, compared to an operating loss of $11.0 million in the prior-year period. The change was primarily due to lower revenue and higher operating expenses driven by increased compensation costs. • Adjusted EBITDA of ($10.0) million, compared to ($6.9) million in the prior-year period. International • Net revenue was $6.0 million, compared to $0.9 million in the prior-year period. The increase was primarily due to the acquisition of The International Stock Exchange Group Limited (TISE) in June 2025. • Operating income was $0.9 million, compared to an operating loss of $2.8 million in the prior-year period. The change was primarily due to the impact of the TISE acquisition. • Adjusted EBITDA of $1.8 million, compared to ($2.0) million in the prior-year period. Capital and Liquidity • As of December 31, 2025, MIAX had cash and cash equivalents of $433.6 million and total debt of $1.5 million. FY 2026 Guidance For full year 2026, we expect: • Adjusted operating expenses, which exclude share based compensation, depreciation and amortization, and litigation expenses, in a range between $265 million and $275 million; • Share based compensation expense in a range between $27 million and $30 million; • Capital expenditures, including capitalization of internally developed software, in a range between $40 million and $45 million; • Depreciation and amortization expense in a range between $33 million and $38 million; • Adjusted effective tax rate post valuation allowance release in a range between 27% and 29%. Subject to continued improvements in U.S. operating results, the Company anticipates that within the next 12 months, sufficient positive evidence should become available to reach a conclusion that a significant portion of the deferred tax valuation allowance (VA) would no longer be required. The Adjusted ETR is based on non-GAAP adjusted earnings and excludes the discrete tax benefit of the anticipated VA release. Webcast and Conference Call MIAX will host a webcast and conference call to review its fourth quarter and full-year financial results today, February 25, 2026 at 5:00 p.m. ET. Participants can access the call at 866-652-5200 (international dial-in 412-317-6060) or access the webcast on the Investor Relations section of MIAX’s website at ir.miaxglobal.com. A 3 webcast recording and corresponding presentation will be archived under Events & Presentations at the above link following the event. Non-GAAP Financial Information Adjusted earnings, a non-GAAP financial measure, is defined as net income (loss) attributable to MIH adjusted for share-based compensation, investment gain/loss, litigation costs, change in fair value of puttable warrants issued with debt, change in fair value of puttable common stock, loss on extinguishment of debt, one time IPO payments, settlement fee, impairment charges, warrant modifications, and unrealized gain/loss on derivative assets, net of the income tax effects of these adjustments. Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to MIH adjusted for interest expense and amortization of debt discount costs, interest income, income taxes and depreciation and amortization, share-based compensation, investment gain/loss, litigation costs, change in fair value of puttable warrants issued with debt, change in fair value of puttable common stock, loss on extinguishment of debt, one time IPO payments, settlement fee, impairment charges, gain/loss on intangible asset, warrant modifications, and unrealized gain/loss on derivative assets. Adjusted EBITDA margin, a non-GAAP financial measure, is defined as adjusted EBITDA divided by adjusted revenues less cost of revenues. Adjusted EPS, a non-GAAP financial measure, is defined as adjusted earnings divided by diluted weighted average shares outstanding used for adjusted diluted earnings per share (which includes the impact of anti- dilutive securities on a GAAP basis). Certain components of the guidance given in this presentation with respect to our financial performance for the full year of 2026 are provided on a non-GAAP basis only without providing the most comparable guidance on a GAAP basis or a quantitative reconciliation to guidance provided on a GAAP basis. Information is presented in this manner because the preparation of such guidance on a GAAP basis and such reconciliation could not be accomplished without unreasonable efforts. The Company does not have access to certain information that would be necessary to provide such guidance on a GAAP basis or such reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. The Company does not believe that this information is likely to be significant to an assessment of the Company’s ongoing operations. For a reconciliation of our non-GAAP results to our GAAP results, see the tables below. About MIAX Miami International Holdings, Inc. (NYSE: MIAX) is a technology-driven leader in building and operating regulated financial markets across multiple asset classes and geographies. MIAX® operates eight exchanges across options, futures, equities and international markets including MIAX® Options, MIAX Pearl®, MIAX Emerald®, MIAX Sapphire®, MIAX Pearl Equities™, MIAX Futures™, The Bermuda Stock Exchange (BSX) and The International Stock Exchange (TISE). MIAX also owns Dorman Trading, a full-service Futures Commission Merchant. To learn more about MIAX please visit www.miaxglobal.com. Disclaimer and Cautionary Note Regarding Forward-Looking Statements This press release contains forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expect," "anticipates," "eventually" or "projected." You are cautioned that such statements are based on management’s current expectations and are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements. Additional risks and uncertainties that may cause actual results to differ materially include the risks 4 and uncertainties listed in Miami International Holdings, Inc.’s (together with its subsidiaries, the Company) public filings with the Securities and Exchange Commission. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise. All third-party trademarks (including logos and icons) referenced by the Company remain the property of their respective owners. Unless specifically identified as such, the Company's use of third-party trademarks does not indicate any relationship, sponsorship, or endorsement between the owners of these trademarks and the Company. Any references by the Company to third-party trademarks is to identify the corresponding third-party goods and/or services and shall be considered nominative fair use under the trademark law. Contact: Investors investor.relations@miaxglobal.com Media media@miaxglobal.com 5

Miami International Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
Three and Twelve Months Ended December 31, 2025 and 2024
($000, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
Revenues:				
Transaction and clearing fees	$ 321,172	$ 287,905	$ 1,189,429	$ 1,000,114
Access fees	28,763	22,780	106,048	89,567
Market data fees	10,973	8,838	41,598	33,646
Other revenue	8,526	4,373	26,998	16,745
Total revenues	369,434	323,896	1,364,073	1,140,072
Cost of revenues:				
Liquidity payments	230,913	201,778	837,896	727,177
Brokerage, clearing, and exchange fees	12,717	17,328	55,264	68,462
Section 31 fees	—	22,032	35,225	62,140
Equity rights program	—	—	—	1,975
Other cost of revenues	1,303	1,053	5,158	4,674
Total cost of revenues	244,933	242,191	933,543	864,428
Revenues less cost of revenues	124,501	81,705	430,530	275,644
Operating expenses:				
Compensation and benefits	41,579	37,998	188,313	145,225
Information technology and communication costs	9,678	7,725	35,367	29,167
Depreciation and amortization	8,042	6,265	29,379	23,372
Occupancy costs	2,966	2,373	11,984	9,405
Professional fees and outside services	12,633	12,993	42,792	47,656
Marketing and business development	679	865	2,756	3,063
Acquisition-related costs	—	—	2,901	—
General, administrative, and other	6,235	6,328	25,070	20,581
Total operating expenses	81,812	74,547	338,562	278,469
Operating income (loss)	42,689	7,158	91,968	(2,825)
Non-operating (expense) income:				
Change in fair value of puttable common stock	—	(2,445)	(2,229)	(10,594)
Change in fair value of puttable warrants issued with debt	—	(3,027)	(1,172)	(4,662)
Interest income	4,043	1,326	9,414	3,302
Interest expense and amortization of debt issuance costs	(176)	(4,419)	(12,886)	(13,951)
Gain (loss) on sale of intangible asset	—	—	(2,054)	52,604
Unrealized gain (loss) on derivative assets	(15,876)	7,156	(54,915)	83,840
Impairment of investments	—	(4,108)	—	(4,108)
Loss on debt extinguishment	—	—	(107,656)	—
Other, net	186	1,624	10,951	1,475
Income (loss) before income tax provision	30,866	3,265	(68,579)	105,081
Income tax expense	(922)	(374)	(1,450)	(3,095)
Net income (loss)	29,944	2,891	(70,029)	101,986
Net loss attributable to non-controlling interest	—	—	—	(137)
Net income (loss) attributable to Miami International Holdings, Inc.	$ 29,944	$ 2,891	$ (70,029)	$ 102,123
Weighted-average shares of common stock outstanding				
Basic	87,513,159	63,484,489	69,836,032	60,698,967
Diluted	109,603,947	76,386,956	69,836,032	74,625,858
Net income (loss) per share attributable to common stock				
Basic	$ 0.34	$ 0.05	$ (1.00)	$ 1.68
Diluted	$ 0.27	$ 0.04	$ (1.00)	$ 1.39

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Miami International Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
December 31, 2025 and December 31, 2024
($000, except share and per share amounts)

	December 31, 2025	December 31, 2024
Assets		
Current assets:		
Cash and cash equivalents	$ 433,648	$ 150,341
Cash and securities segregated under federal and other regulations	27,618	30,809
Accounts receivable, net	98,107	92,415
Restricted cash	6,005	6,270
Clearing house performance bonds and guarantee funds	70,078	87,744
Participant margin deposits	—	1,234
Receivables from broker-dealers, futures commission merchants, and clearing organizations	133,533	147,164
Current portion of derivative assets	6,017	33,536
Other current assets	39,232	23,303
Assets held for sale	40,976	—
Total current assets	855,214	572,816
Investments	19,180	31,022
Fixed assets, net	46,854	44,478
Internally developed software, net	36,333	32,262
Goodwill	62,211	46,818
Other intangible assets, net	170,774	114,224
Derivative assets, net of current portion	5,114	50,304
Other assets, net	63,745	81,727
Total assets	$ 1,259,425	$ 973,651
Liabilities and Stockholders' Equity		
Current liabilities:		
Accounts payable and other liabilities	$ 69,780	$ 120,361
Accrued compensation payable	39,412	33,523
Current portion of long-term debt	1,508	4,767
Deferred transaction revenues	9,572	2,710
Clearing house performance bonds and guarantee funds	69,578	87,244
Participant margin deposits	—	1,234
Payables to customers	144,641	152,637
Payables to clearing organizations	11	2,746
Liabilities held for sale	2,758	—
Total current liabilities	337,260	405,222
Long-term debt	—	32,268
Deferred income taxes	22,386	10,766
Puttable common stock, net of current portion	—	78,424
Puttable warrants issued with debt	—	64,188
Other non-current liabilities	18,762	15,166
Total liabilities	378,408	606,034
Commitments and contingencies	—	—
Stockholders' equity:		
Convertible preferred stock - par value $0.001 (25,000,000 authorized, and 0 issued and outstanding at December 31, 2025 and 781,859 issued and outstanding at December 31, 2024)	—	1
Common stock - voting and nonvoting, par value $0.001 (600,000,000 authorized (400,000,000 voting, 200,000,000 nonvoting); 85,890,086 issued and 85,536,287 outstanding common stock at December 31, 2025 (85,536,287 voting, 0 nonvoting) and 63,219,480 issued and 63,181,011 outstanding non-puttable common stock at December 31, 2024 (59,683,661 voting, 3,497,350 nonvoting))	86	63
Common stock in treasury, at cost, 353,799 shares at December 31, 2025 and 38,469 shares at December 31, 2024	(8,232)	(775)
Additional paid-in capital	1,522,143	930,638
Accumulated deficit	(632,339)	(562,310)
Accumulated other comprehensive loss, net	(641)	—
Total stockholders' equity	881,017	367,617
Total liabilities and stockholders' equity	$ 1,259,425	$ 973,651

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Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

The following table is a reconciliation of net income (loss) allocated to common stockholders to EBITDA and adjusted EBITDA by segment ($000):

	Three Months Ended December 31, 2025					
	Options	Equities	Futures	International	Corporate / Other	Total
Net income (loss) allocated to common shareholders	$ 73,308	$ (48)	$ (13,776)	$ (15,326)	$ (14,214)	$ 29,944
Interest expense and amortization of debt issuance costs	—	—	5	—	171	176
Interest income	(344)	—	(186)	(174)	(3,339)	(4,043)
Income tax expense	—	—	—	489	433	922
Depreciation and amortization	4,327	1,029	1,514	462	710	8,042
EBITDA	77,291	981	(12,443)	(14,549)	(16,239)	35,041
Share based compensation[(1)]	3,909	628	2,600	496	1,926	9,559
Investment (gain) loss[(2)]	—	—	(127)	—	73	(54)
Litigation costs[(3)]	1,306	—	—	—	435	1,741
Unrealized loss on derivative assets[(4)]	—	—	—	15,876	—	15,876
Adjusted EBITDA	$ 82,506	$ 1,609	$ (9,970)	$ 1,823	$ (13,805)	$ 62,163

(1) Share-based compensation represents expenses associated with stock options of $5.1 million, restricted stock awards of $4.2 million, and warrants of $0.2 million that have been granted to employees, directors and service providers. The 2025 expense of $9.6 million is made up of $8.5 million to employees within compensation and benefits, $0.6 million to service providers within professional fees and outside services, and $0.4 million to directors within general, administrative, and other.

(2) Investment (gain) loss of $0.1 million represents an unrealized gain or loss on marketable equity securities.

(3) Litigation costs are associated with ongoing litigation related to the Nasdaq matter.

(4) Represents the unrealized loss on 250 million Pyth tokens that remain locked by the Pyth Network as of December 31, 2025.

	Three Months Ended December 31, 2024					
	Options	Equities	Futures	International	Corporate / Other	Total
Net income (loss) allocated to common shareholders	$ 41,041	$ (6,293)	$ (9,893)	$ 4,381	$ (26,345)	$ 2,891
Interest expense and amortization of debt issuance costs	—	—	36	—	4,383	4,419
Interest income	(459)	—	(212)	—	(655)	(1,326)
Income tax expense	—	—	1	—	373	374
Depreciation and amortization	3,100	1,423	1,045	157	540	6,265
EBITDA	43,682	(4,870)	(9,023)	4,538	(21,704)	12,623
Share based compensation[(1)]	3,937	1,049	2,655	573	1,825	10,039
Investment gain[(2)]	—	—	(510)	—	—	(510)
Litigation costs[(3)]	2,086	—	—	—	695	2,781
Change in fair value of puttable warrants issued with debt[(4)]	—	—	—	—	3,027	3,027
Change in fair value of puttable common stock[(5)]	—	—	—	—	2,445	2,445
Impairment charges[(6)]	—	—	—	—	6,089	6,089
Unrealized gain on derivative assets[(7)]	—	—	—	(7,156)	—	(7,156)
Adjusted EBITDA	$ 49,705	$ (3,821)	$ (6,878)	$ (2,045)	$ (7,623)	$ 29,338

(1) Share-based compensation represents expenses associated with stock options of $2.9 million, restricted stock awards of $6.7 million and warrants of $0.4 million that have been granted to employees, directors and service providers. The 2024 expense of $10.0 million is made up of $9.0 million to employees within compensation and benefits, $0.7 million to service providers within professional fees and outside services, $0.4 million to directors within general, administrative, and other.

(2) Investment gain of $0.5 million represents an unrealized gain on marketable equity securities.

(3) Litigation costs are associated with ongoing litigation related to the Nasdaq matter.

(4) The change in fair value of warrants issued with debt represents the change in fair value of outstanding puttable warrants issued in connection with the 2029 Senior Secured Term Loan.

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(5) The change in fair value of puttable common stock represents the change in fair value of outstanding puttable common stock issued in connection with MIAX's ERPs I and II that have an associated put right which requires MIAX to repurchase a certain percentage of the fair market value of the award upon exercise. The right to put shares terminated upon completion of the IPO in August 2025.
(6) Impairment charges include $4.1 million for an other-than-temporary impairment of minority equity investments held in three private companies, and $2.0 million related to owned land and building impairments.
(7) Represents the unrealized gain on 375 million Pyth tokens that remain locked by the Pyth Network as of December 31, 2024. These tokens were recorded at fair market value during the second quarter of 2024 when an active market emerged for the tokens.

	Year Ended December 31, 2025					
	Options	Equities	Futures	International	Corporate / Other	Total
Net income (loss) allocated to common shareholders	$ 235,695	$ (12,014)	$ (53,710)	$ (58,645)	$ (181,355)	$ (70,029)
Interest expense and amortization of debt issuance costs	—	—	111	—	12,775	12,886
Interest income	(1,592)	—	(785)	(305)	(6,732)	(9,414)
Income tax expense	—	—	—	962	488	1,450
Depreciation and amortization	14,620	5,639	5,169	1,500	2,451	29,379
EBITDA	248,723	(6,375)	(49,215)	(56,488)	(172,373)	(35,728)
Share based compensation(1)	24,815	4,460	15,288	1,473	11,530	57,566
Investment gain(2)	—	—	(1,797)	—	(8,577)	(10,374)
Litigation costs(3)	3,321	—	—	—	1,107	4,428
Impairment charges(4)	—	—	—	—	2,717	2,717
Acquisition-related costs(5)	—	—	—	—	2,901	2,901
Change in fair value of puttable warrants issued with debt(6)	—	—	—	—	1,172	1,172
Change in fair value of puttable common stock(7)	—	—	—	—	2,229	2,229
Loss on intangible asset(8)	—	—	—	2,054	—	2,054
Unrealized loss on derivative assets(9)	—	—	—	54,915	—	54,915
One time IPO payments(10)	—	—	—	—	8,048	8,048
Warrant modifications(11)	—	—	—	—	1,516	1,516
Loss on extinguishment of debt(12)	—	—	—	—	107,656	107,656
Adjusted EBITDA	$ 276,859	$ (1,915)	$ (35,724)	$ 1,954	$ (42,074)	$ 199,100

(1) Share-based compensation represents expenses associated with stock options of $14.4 million, restricted stock awards of $42.0 million, and warrants of $1.2 million that have been granted to employees, directors and service providers. The 2025 expense of $57.6 million is made up of $53.3 million to employees within compensation and benefits, $2.8 million to service providers within professional fees and outside services, and $1.5 million to directors within general, administrative, and other.
(2) Investment gain of $10.4 million represents unrealized gain of $8.6 million from the TISE acquisition, and $1.8 million of unrealized gain on marketable equity securities.
(3) Litigation costs are associated with ongoing litigation related to the Nasdaq matter.
(4) Impairment charges of $2.7 million related to owned land and building impairments.
(5) Related to the TISE acquisition.
(6) The change in fair value of warrants issued with debt represents the change in fair value of outstanding puttable warrants issued in connection with the 2029 Senior Secured Term Loan. The right to put warrants terminated upon completion of the IPO in August 2025.
(7) The change in fair value of puttable common stock represents the change in fair value of outstanding puttable common stock issued in connection with the Company's ERPs I and II that have an associated put right which requires the Company to repurchase a certain percentage of the fair market value of the award upon exercise. The right to put shares terminated upon completion of the IPO in August 2025.
(8) Represents the realized loss on the second tranche of the 125 million Pyth tokens that were unlocked in the second quarter of 2025 by the Pyth Network and sold by BSX during the second quarter of 2025.
(9) Reflects the unrealized loss resulting from the mark-to-market valuation of the 125 million Pyth tokens upon unlocking prior to their sale during the second quarter of 2025, and of the 250 million Pyth tokens that remain locked by the Pyth Network as of December 31, 2025.
(10) One time IPO bonuses paid to certain employees and termination payments to former directors.
(11) Represents expense recognized upon the extension of expiration date of certain warrants.
(12) Represents write-off of the unamortized debt discount and issuance costs and payment of prepayment premium related to the repayment of the 2029 Senior Secured Term Loan.

9

	Year Ended December 31, 2024					
	Options	Equities	Futures	International	Corporate / Other	Total
Net income (loss) allocated to common shareholders	$ 134,831	$ (27,148)	$ (42,420)	$ 125,650	$ (88,790)	$ 102,123
Interest expense and amortization of debt issuance costs	—	—	173	—	13,778	13,951
Interest income	(1,264)	—	(899)	—	(1,139)	(3,302)
Income tax expense (benefit)	—	—	(2,188)	—	5,283	3,095
Depreciation and amortization	11,216	5,919	3,446	584	2,207	23,372
EBITDA	144,783	(21,229)	(41,888)	126,234	(68,661)	139,239
Share based compensation(1)	15,823	5,977	11,342	2,591	7,898	43,631
Investment (gain) loss(2)	—	—	(952)	—	2,037	1,085
Litigation costs(3)	6,646	—	—	—	2,215	8,861
Change in fair value of puttable warrants issued with debt(4)	—	—	—	—	4,662	4,662
Change in fair value of puttable common stock(5)	—	—	—	—	10,594	10,594
Settlement fee(6)	—	—	—	—	3,000	3,000
Settlement of induced conversion expense in common stock(7)	—	—	—	—	1,365	1,365
Gain on intangible asset(8)	—	—	—	(52,604)	—	(52,604)
Impairment charges(9)	—	—	—	—	6,089	6,089
Unrealized gain on derivative assets(10)	—	—	—	(83,840)	—	(83,840)
Adjusted EBITDA	$ 167,252	$ (15,252)	$ (31,498)	$ (7,619)	$ (30,801)	$ 82,082

(1) Share-based compensation represents expenses associated with stock options of $11.6 million, restricted stock awards of $28.0 million and warrants of $2.0 million that have been granted to employees, directors and service providers as well as the expense associated with the ERP of $2.0 million. The 2024 expense of $43.6 million is made up of $37.0 million to employees within compensation and benefits, $2.9 million to service providers within professional fees and outside services, $1.7 million to directors within general, administrative, and other, and $2.0 million in the ERP cost of revenues.

(2) Investment (gain) loss of $1.1 million represents an unrealized loss for an observable price change in the value of an investment, net of unrealized gain on marketable equity securities.

(3) Litigation costs are associated with ongoing litigation related to the Nasdaq matter.

(4) The change in fair value of warrants issued with debt represents the change in fair value of outstanding puttable warrants issued in connection with the 2029 Senior Secured Term Loan.

(5) The change in fair value of puttable common stock of $10.6 million represents the increase in fair value of outstanding puttable common stock issued in connection with the Company's ERPs I and II that have an associated put right which requires the Company to repurchase a certain percentage of the fair market value of the award upon exercise.The right to put shares terminated upon completion of the IPO in August 2025.

(6) The Company recognized expense of $3.0 million related to a settlement fee to its Prior Loan Agreement lender.

(7) Represents the fair value of common stock issued to convertible loan holders in excess of the consideration issuable under the original term loan agreements, offered as an inducement to convert prior to maturity.

(8) Represents the realized gain on 125 million Pyth tokens that were unlocked by the Pyth Network and sold by BSX during the second quarter of 2024. BSX sold these tokens for $52.6 million, net of expenses incurred.

(9) Impairment charges include $4.1 million for an other-than-temporary impairment of minority equity investments held in three private companies, and $2.0 million related to owned land and building impairments.

(10) Represents the unrealized gain on 375 million Pyth tokens that remain locked by the Pyth Network as of December 31, 2024. These tokens were recorded at fair market value during the second quarter of 2024 when an active market emerged for the tokens.

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Segment Operating Results

The following sets forth our results of operations by segment ($000):

	Three Months Ended December 31, 2025					
	Options	Equities	Futures	International	Corporate / Other	Total
Revenues:						
Transaction and clearing fees	$ 275,800	$ 28,517	$ 16,799	$ 56	$ —	$ 321,172
Access fees	24,718	3,823	239	40	(57)	28,763
Market data fees	7,135	2,513	1,253	79	(7)	10,973
Other revenue	(27)	27	2,300	5,864	362	8,526
Total revenues	307,626	34,880	20,591	6,039	298	369,434
Cost of revenues:						
Liquidity payments	199,528	28,308	3,077	—	—	230,913
Brokerage, clearing, and exchange fees	1,195	196	11,326	—	—	12,717
Other cost of revenues[(1)]	—	—	1,383	—	(80)	1,303
Total cost of revenues	200,723	28,504	15,786	—	(80)	244,933
Revenues less cost of revenues	106,903	6,376	4,805	6,039	378	124,501
Operating expenses:						
Compensation and benefits	18,503	2,843	12,139	3,020	5,074	41,579
Information technology and communication costs	4,120	1,824	2,747	705	282	9,678
Depreciation and amortization	4,327	1,029	1,514	462	710	8,042
Occupancy costs	1,548	173	598	226	421	2,966
Professional fees and outside services	3,295	174	651	440	8,073	12,633
Marketing and business development	114	30	297	116	122	679
General, administrative, and other	2,031	351	1,089	205	2,559	6,235
Total operating expenses	33,938	6,424	19,035	5,174	17,241	81,812
Operating income / (loss)	72,965	(48)	(14,230)	865	(16,863)	42,689
Non-operating (expense) income:						
Interest income	344	—	186	174	3,339	4,043
Interest expense and amortization of debt issuance costs	—	—	(5)	—	(171)	(176)
Unrealized loss on derivative assets	—	—	—	(15,876)	—	(15,876)
Other, net	(1)	—	273	—	(86)	186
Income (loss) before income tax provision	73,308	(48)	(13,776)	(14,837)	(13,781)	30,866
Income tax expense	—	—	—	(489)	(433)	(922)
Net income (loss) attributable to Miami International Holdings, Inc.	$ 73,308	$ (48)	$ (13,776)	$ (15,326)	$ (14,214)	$ 29,944

(1) Futures other cost of revenues includes $0.3 million related to access fees, $0.3 million related to market data fees, and $0.7 million related to other revenue.

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	Three Months Ended December 31, 2024					
	Options	Equities	Futures	International	Corporate / Other	Total
Revenues:						
Transaction and clearing fees	$ 228,005	$ 39,834	$ 20,018	$ 48	$ —	$ 287,905
Access fees	19,107	3,512	182	36	(57)	22,780
Market data fees	5,414	2,429	923	79	(7)	8,838
Other revenue	57	—	3,268	688	360	4,373
Total revenues	252,583	45,775	24,391	851	296	323,896
Cost of revenues:						
Liquidity payments	165,164	34,451	2,163	—	—	201,778
Brokerage, clearing, and exchange fees	1,449	269	15,610	—	—	17,328
Section 31 fees	12,823	9,209	—	—	—	22,032
Other cost of revenues(1)	—	—	1,053	—	—	1,053
Total cost of revenues	179,436	43,929	18,826	—	—	242,191
Revenues less cost of revenues	73,147	1,846	5,565	851	296	81,705
Operating expenses:						
Compensation and benefits	16,703	4,011	10,069	1,983	5,232	37,998
Information technology and communication costs	3,085	1,432	2,464	641	103	7,725
Depreciation and amortization	3,100	1,423	1,045	157	540	6,265
Occupancy costs	1,053	178	477	146	519	2,373
Professional fees and outside services	7,000	782	1,118	206	3,887	12,993
Marketing and business development	230	12	146	65	412	865
General, administrative, and other	1,394	301	1,238	428	2,967	6,328
Total operating expenses	32,565	8,139	16,557	3,626	13,660	74,547
Operating income / (loss)	40,582	(6,293)	(10,992)	(2,775)	(13,364)	7,158
Non-operating (expense) income:						
Change in fair value of puttable warrants issued with debt	—	—	—	—	(3,027)	(3,027)
Change in fair value of puttable common stock	—	—	—	—	(2,445)	(2,445)
Interest income	459	—	212	—	655	1,326
Interest expense and amortization of debt issuance costs	—	—	(36)	—	(4,383)	(4,419)
Impairment of investments	—	—	—	—	(4,108)	(4,108)
Unrealized gain on derivative assets	—	—	—	7,156	—	7,156
Other, net	—	—	924	—	700	1,624
Income (loss) before income tax provision	41,041	(6,293)	(9,892)	4,381	(25,972)	3,265
Income tax expense	—	—	(1)	—	(373)	(374)
Net income (loss) attributable to Miami International Holdings, Inc.	$ 41,041	$ (6,293)	$ (9,893)	$ 4,381	$ (26,345)	$ 2,891

(1) Futures other cost of revenues includes $0.2 million related to access fees, $0.2 million related to market data fees, and $0.6 million related to other revenue.

The following summarizes revenues less cost of revenues, operating expenses, operating income (loss), adjusted EBITDA and adjusted EBITDA margin for our business segments ($000, except percentages):

	Options			Equities		
	Three Months Ended December 31,		Percent Change	Three Months Ended December 31,		Percent Change
	2025	2024		2025	2024	
Revenues less cost of revenues	$ 106,903	$ 73,147	46.1 %	$ 6,376	$ 1,846	245.4 %
Operating expenses	33,938	32,565	4.2 %	6,424	8,139	(21.1)%
Operating income (loss)	$ 72,965	$ 40,582	79.8 %	$ (48)	$ (6,293)	*
Adjusted EBITDA(1)	$ 82,506	$ 49,705	66.0 %	$ 1,609	$ (3,821)	*
Adjusted EBITDA margin(2)	77.2 %	68.0 %		—	*	

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	Futures			International		
	Three Months Ended December 31,		Percent	Three Months Ended December 31,		Percent
	2025	2024	Change	2025	2024	Change
Revenues less cost of revenues	$ 4,805	$ 5,565	(13.7)%	$ 6,039	$ 851	609.6 %
Operating expenses	19,035	16,557	15.0 %	5,174	3,626	42.7 %
Operating income (loss)	$ (14,230)	$ (10,992)	*	$ 865	$ (2,775)	*
Adjusted EBITDA[1]	$ (9,970)	$ (6,878)	*	$ 1,823	$ (2,045)	*
Adjusted EBITDA margin[2]	*	*		30.2 %	*	

* Not meaningful

(1) See Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA above.
(2) Adjusted EBITDA margin represents adjusted EBITDA divided by adjusted revenues less cost of revenues.

Reconciliations of GAAP Net Income (Loss) to Adjusted Earnings

The following table is a reconciliation of net income (loss) allocated to common stockholders to adjusted earnings ($000):

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
Net income (loss) allocated to common shareholders	$ 29,944	$ 2,891	$ (70,029)	$ 102,123
Share based compensation[1]	9,559	10,039	57,566	43,631
Investment (gain) loss[2]	(54)	(510)	(10,374)	1,085
Litigation costs[3]	1,741	2,781	4,428	8,861
Impairment charges[4]	—	6,089	2,717	6,089
Acquisition-related costs[5]	—	—	2,901	—
Change in fair value of puttable warrants issued with debt[6]	—	3,027	1,172	4,662
Change in fair value of puttable common stock[7]	—	2,445	2,229	10,594
(Gain) loss on intangible asset[8]	—	—	2,054	(52,604)
Settlement of induced conversion expense in common stock[9]	—	—	—	1,365
Settlement fee[10]	—	—	—	3,000
Unrealized (gain) loss on derivative assets[11]	15,876	(7,156)	54,915	(83,840)
Loss on extinguishment of debt[12]	—	—	107,656	—
Warrant modifications[13]	—	—	1,516	—
One time IPO payments[14]	—	—	8,048	—
Tax effect of adjustments	—	(41)	—	(59)
Adjusted earnings	$ 57,066	$ 19,565	$ 164,799	$ 44,907

(1) Share-based compensation represents expenses associated with stock options, restricted stock awards and warrants that have been granted to employees, directors and service providers.
(2) Represents unrealized gain or loss from the TISE investment or acquisition and unrealized gain or loss on marketable equity securities.
(3) Litigation costs are associated with ongoing litigation related to the Nasdaq matter.
(4) 2025 impairment charges related to owned land and building impairments. 2024 impairment charges include $4.1 million for an other-than-temporary impairment of minority equity investments held in three private companies, and $2.0 million related to owned land and building impairments.
(5) Related to the TISE acquisition.
(6) The change in fair value of warrants issued with debt represents the change in fair value of outstanding puttable warrants issued in connection with the issuance of the 2029 Senior Secured Term Loan. The right to put warrants terminated upon completion of the IPO in August 2025.
(7) The change in fair value of puttable common stock represents the change in fair value of outstanding puttable common stock issued in connection with MIAX's ERPs I and II that have an associated put right which requires MIAX to repurchase a certain percentage of the fair market value of the award upon exercise. The right to put shares terminated upon completion of the IPO in August 2025.
(8) 2025 represents the realized loss on the second tranche of the 125 million Pyth tokens that were unlocked in the second quarter of 2025 by the Pyth Network and sold by BSX during the second quarter of 2025. 2024 represents the realized gain on the first tranche of the 125 million Pyth tokens that were unlocked in the second quarter of 2024 by the Pyth Network and sold by BSX during the second quarter of 2024.
(9) Represents the fair value of common stock issued to convertible loan holders in excess of the consideration issuable under the original term loan agreements, offered as an inducement to convert prior to maturity.
(10) The Company recognized expense of $3.0 million related to a settlement fee paid to its Prior Loan Agreement lender.

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(11) Represents the unrealized gain or loss on Pyth tokens that remain locked by the Pyth Network and unrealized gain or loss resulting from the mark-to-market valuation of the Pyth tokens upon unlocking prior to their sale. These tokens were recorded at fair market value during the second quarter of 2024 when an active market emerged for the tokens.
(12) Represents write-off of the unamortized debt discount and issuance costs and payment of prepayment premium related to the repayment of the 2029 Senior Secured Term Loan.
(13) Represents expense recognized upon the extension of expiration date of certain warrants.
(14) One time IPO bonuses paid to certain employees and termination payments to former directors.

Earnings Per Share

The following table sets forth the computation of diluted income (loss) and adjusted earnings per share ($000, except share and per share data):

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
Net income (loss) attributable to MIH	$ 29,944	$ 2,891	$ (70,029)	$ 102,123
Weighted-average common shares outstanding	109,603,947	76,386,956	69,836,032	74,625,858
Diluted net income (loss) per share	$ 0.27	$ 0.04	$ (1.00)	1.39[(1)]
Adjusted earnings	$ 57,066	$ 19,565	$ 164,799	$ 44,907
Diluted weighted average shares outstanding used for adjusted diluted earnings per share	109,603,947	76,386,956	90,582,541	74,625,858
Adjusted diluted earnings per share	$ 0.52	$ 0.26	$ 1.82	0.62[(1)]

(1) Inclusive of the adjustment to net income/adjusted earnings related to interest expense on convertible debt for the year ended December 31, 2024.

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Key Business Metrics
Three and Twelve Months Ended December 31, 2025 and 2024

	Three Months Ended December 31,		Increase/ (Decrease)	Percent Change	Years Ended December 31,		Increase/ (Decrease)	Percent Change
	2025	2024			2025	2024		
Options:								
Number of trading days	64	64	—	— %	250	252	(2)	(0.8)%
Total contracts:								
Market contracts – Equity and ETF (in thousands)	3,907,421	3,042,309	865,112	28.4 %	13,949,424	11,178,827	2,770,597	24.8 %
MIH contracts – Equity and ETF (in thousands)	710,111	484,721	225,390	46.5 %	2,384,481	1,690,223	694,258	41.1 %
Average daily volume ("ADV")(defined below)[(1)]								
Market ADV – Equity and ETF (in thousands)[(1)]	61,053	47,536	13,517	28.4 %	55,798	44,360	11,438	25.8 %
MIH ADV – Equity and ETF (in thousands)[(1)]	11,095	7,574	3,521	46.5 %	9,538	6,707	2,831	42.2 %
MIH market share	18.2 %	15.9 %	2.3 pts	14.5 %	17.1 %	15.1 %	2.0 pts	13.2 %
Total Options revenue per contract ("RPC")[(2)]	$0.106	$0.100	$0.006	6.0 %	$0.108	$0.091	$0.017	18.7 %
U.S. Equities:								
Number of trading days	64	64	—	— %	250	252	(2)	(0.8)%
Total shares:								
Market shares (in millions)	1,189,337	869,190	320,147	36.8 %	4,387,616	3,064,080	1,323,536	43.2 %
MIH shares (in millions)	11,089	11,991	(902)	(7.5)%	45,798	49,865	(4,067)	(8.2)%
ADV[(1)]:								
Market ADV (in millions)[(1)]	18,583	13,581	5,002	36.8 %	17,550	12,159	5,391	44.3 %
MIH ADV (in millions)[(1)]	173	187	(14)	(7.5)%	183	198	(15)	(7.6)%
MIH market share	0.9 %	1.4 %	(0.5) pts	(35.7)%	1.0 %	1.6 %	(0.6) pts	(37.5)%
Equities capture (per 100 shares) (defined below)[(3)]	$0.000	$(0.034)	$0.034	*	$(0.012)	$(0.040)	$0.028	*
Futures:								
Number of trading days	64	64	—	— %	251	252	(1)	(0.4)%
Agricultural products total contracts	524,040	777,110	(253,070)	(32.6)%	3,260,353	3,188,735	71,618	2.2 %
Agricultural products ADV[(1)]	8,188	12,142	(3,954)	(32.6)%	12,989	12,654	335	2.6 %
Agricultural products RPC[(2)]	$2.281	$2.530	$(0.249)	(9.8)%	$2.241	$2.522	$(0.281)	(11.1)%

* Percentage calculation is not meaningful. Represents a change in inverted fees.

(1) ADV is calculated as total contracts or shares for the period divided by total trading days for the period.
(2) RPC represents transaction and clearing fees less liquidity payments, brokerage, clearing and exchange fees and Section 31 fees (Net Transaction Fees), divided by total contracts traded during the period.
(3) Equities capture per one hundred shares refers to transaction and clearing fees less liquidity payments, brokerage, clearing and exchange fees, and Section 31 fees (Net Transaction Fees), divided by one-hundredth of total shares.

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